EXHIBIT 23.1
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INDEPENDENT AUDITORS'S CONSENT



We consent to the incorporation by reference in this Amendment No.1 to Registration Statement No. 333-66879 of Borg-Warner Automotive, Inc. of our report dated January 30,1998 (February 13, 1998 as to the third paragraph of Note 4) incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.





/s/   Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Chicago, Illinois
January 28, 1999